CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust II with respect to the WOA All Asset I Fund, a series of Northern Lights Fund Trust II.

 /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

February 6, 2012